EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING TO PARTICIPATE IN
UPCOMING INVESTOR CONFERENCES

EL PASO, Texas - January 4, 2016 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the Wolfe Research 2016 Oil & Gas Refiners 1x1 Conference in Boston, Massachusetts, on Tuesday, January 5, 2016. The presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning January 5, 2016.

Western management will also participate in the Goldman Sachs Global Energy Conference 2016 in Miami, Florida, on Thursday, January 7, 2016. The presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning Thursday, January 7, 2016.

The materials from both conferences will remain available on www.wnr.com in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. owns the general partner and approximately 66% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.